UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2019

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110

(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400

(Registrant’s telephone number, including area code)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	ANGO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2019, AngioDynamics completed the previously disclosed sale of its fluid management business (the “Business”) and all of the assets used primarily in connection with the Business (the “Transaction”) to Medline Industries, Inc. (“Medline”) pursuant to an asset purchase agreement dated April 17, 2019 (the “Asset Purchase Agreement”).

On June 3, 2019 and in connection with the completion of the Transaction, AngioDynamics repaid all amounts outstanding under its Existing Credit Agreement (as defined below) and entered into a new Credit Agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A. and KeyBank National Association, as co-syndication agents.

The Credit Agreement provides for a $125 million secured revolving credit facility, which includes an uncommitted expansion feature that allows AngioDynamics to increase the total revolving commitments and/or add new tranches of term loans in an aggregate amount not to exceed $75 million (the “Revolving Facility”).  The proceeds of the Revolving Facility may be used to refinance certain existing indebtedness of AngioDynamics and its subsidiaries, to finance the working capital needs, and for general corporate purposes (including permitted acquisitions), of AngioDynamics and its subsidiaries. The Revolving Facility has a five year maturity. Interest on the Revolving Facility will be based, at AngioDynamics’ option, on a base rate of LIBOR plus an applicable margin tied to AngioDynamics’ total leverage ratio and having ranges of between 0.25% and 0.75% for base rate loans and between 1.25% and 1.75% for LIBOR loans. After default, the interest rate may be increased by 2.0%. The Revolving Facility will also carry a commitment fee of 0.20% to 0.25% per annum on the unused portion.

AngioDynamics’ obligations under the Revolving Facility are unconditionally guaranteed, jointly and severally, by AngioDynamics’ material direct and indirect wholly-owned domestic subsidiaries (the “Guarantors”). All obligations of AngioDynamics and the Guarantors under the Revolving Facility are secured by first priority security interests in substantially all of the assets of AngioDynamics and the Guarantors.

The Credit Agreement includes customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions, including, among other things, two financial covenants. One financial covenant requires AngioDynamics to maintain, as of the end of each of its fiscal quarters commencing with the fiscal quarter ended May 31, 2019, a fixed charge coverage ratio of not less than 1.25 to 1.00. The other financial covenant requires AngioDynamics to maintain, as of the end of each of its fiscal quarters commencing with the fiscal quarter ended May 31, 2019, a total leverage ratio of not greater than 3.00 to 1.00 (which, during certain periods following material acquisitions, shall be increased to 3.50 to 1.00).

The above description is only a summary of the material terms of the Credit Agreement and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On June 3, 2019, AngioDynamics used a portion of the proceeds received upon completion of the Transaction to repay all amounts owed under AngioDynamics’ existing Credit Agreement, dated as of November 7, 2016, with the lenders party thereto, JPMorgran Chase Bank, N.A., as administrative agent, Bank of America, N.A. and KeyBank National Association, as co-syndication agents, and JPMorgan Chase Bank N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBank National Association, as joint bookrunners and joint lead arrangers (the “Existing Credit Agreement”), and as a result, the Existing Credit Agreement was terminated. Pursuant to the terms of the Existing Credit Agreement, AngioDynamics had the option to repay this facility at any time prior to the maturity date without penalty.

The information set forth under Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On May 31, 2019, AngioDynamics completed the Transaction previously disclosed on AngioDynamics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2018.  At the closing of the Transaction, AngioDynamics received approximately $169.2 million.

In connection with the completion of the sale of the Business, AngioDynamics is filing as Exhibit 99.1 hereto certain pro forma financial information giving pro forma effect to the sale of the Business as of the dates indicated therein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events.

On June 3, 2019, AngioDynamics issued a press release announcing the completion of the sale of the Business and announcing the Credit Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements.

This document and its attachments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to successfully separate its fluid management business from AngioDynamics’ other businesses; the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2018 and its quarterly reports on Form 10-Q for the fiscal periods ended August 31, 2018, November 30, 2018 and February 28, 2019. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

Item 9.01 – Financial Statements and Exhibits.

(b)      Pro forma financial information.

Attached as Exhibit 99.1 hereto and incorporated by reference are an unaudited pro forma consolidated balance sheet as of February 28, 2019 and unaudited pro forma consolidated statements of operation for the nine months ended February 28, 2019 and fiscal years ended May 31, 2018, 2017 and 2016, in each case giving pro forma effect to the sale of the Business.

(d) Exhibits.
Exhibit No.	Description

10.1
Credit Agreement, dated as of June 3, 2019, by and among AngioDynamics, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A. and KeyBank National Association as co-syndication agents.

99.1	Pro forma financial information

99.2	Press release, dated June 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: June 6, 2019	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel